SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549


                         SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities
                           Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by rule 14-a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                         CENTRAL NATURAL RESOURCES, INC.
 -----------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

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     and 0-11.
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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
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    fee was paid previously. Identify the previous filing by registration
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

                      CENTRAL NATURAL RESOURCES, INC.
                        KANSAS CITY, MISSOURI 64105

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD APRIL 18, 2002

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Central Natural Recources, Inc., a Delaware corporation, will be held at the Athenaeum at the California Institute of Technology, 551 South Hill Avenue, Pasadena, California, at 9:00 a.m., P.D.T. for the following purposes:

1. To elect six Directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

2.   To appoint independent public accountants for the fiscal year;

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The stock transfer books will not be closed, but only stockholders of record at the close of business on March 15, 2002, will be entitled to vote at the meeting.

                                              /s/ Ray A. Infantino

March 21, 2002                               Secretary


                                 IMPORTANT

If you do not plan to attend this meeting please sign and return the enclosed proxy in the accompanying envelope

                      CENTRAL NATURAL RESOURCES, INC.
                       127 W. 10th Street, Suite 666
                        KANSAS CITY, MISSOURI 64105

                              MARCH 21, 2002

                              PROXY STATEMENT


This proxy statement is furnished to the stockholders of Central Natural Resources, Inc., A Delaware Corporation, (hereinafter "the Corporation") in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Stockholders to be held on April 18, 2002. The enclosed proxy is solicited by the Board of Directors of the Corporation.

A person giving the enclosed proxy has the power to revoke it at any time before it is exercised.

The Corporation will bear the cost of the solicitation of proxies. In addition to the use of the mails, proxies may be solicited by personal interview, by telephone, or by facsimile or other electronic means if necessary to obtain sufficient voting representation, but it is not anticipated that methods other than the mails will be required.

          VOTING SECURITIES OUTSTANDING AND VOTING RIGHTS

The Corporation had 503,924 shares of Common Stock ($1.00 par value) which were outstanding as of January 25, 2002, such shares being the only voting securities of the Corporation. Each share is entitled to one vote. Cumulative voting is not permitted.

Only those holders of Common Stock of record at the close of business on March 15, 2002, will be entitled to vote at the meeting.

As of January 25, 2002, Phelps M. Wood of Arcadia, California, together with members of his immediate family, certain trusts in which he has an interest, and a family limited partnership; and Patrick J Moran of Houston, Texas, each owned directly orindirectly beneficial interest in more than five percent of the Corporation's common stock. Information concerning the shares held by these stockholders is as follows:

Title     Name and Address            Amount and Nature of        Percent
of Class  of Beneficial Owner         Beneficial Ownership        of Class
________  ________________________    _______________________     _________
Common    Phelps M. Wood              12,500 shares direct        42.33%
          P.O. Box 660729             beneficial ownership;
          Arcadia, CA 91066           201,642 shares indirect
                                      beneficial ownership
                                      (See note 7 following
                                      Election of Directors
                                      below)

Common    Patrick J. Moran            69,228 shares direct        13.68%
          Suite 517                   beneficial ownership
          1221 Lamar
          Houston, Texas 77010


Phelps M. Wood is President of Tektest Inc. and is a Director and President of the Corporation. Patrick J. Moran is President of Moran Resources Company, and is a Director of the Corporation.

                                  PROPOSAL I
                              ELECTION OF DIRECTORS


At the meeting six Directors are to be elected, to serve for the ensuing year and until their respective successors are elected and qualified.
The Corporation has no standing nominating committee or committee performing a similar function. The shares represented by the enclosed proxy will be voted for the election as Directors of the six nominees named below unless a contrary choice is specified on the enclosed proxy. All nominees are presently Directors of the Corporation with terms expiring April 18, 2002 and all have agreed to serve if elected. If any nominee becomes unavailable for any reason (which event is not anticipated) the shares represented by the enclosed proxy may be voted for such other person as may be determined by the holders of such proxies.

Information Concerning Nominees:

The information appearing in the following table with respect to principal occupation, age and beneficial ownership of Common Stock of the Corporation has been furnished to the Corporation by the nominees. Ownership is given as of January 25, 2002 except as otherwise noted.

                                                  *Amount and
                                                  Nature of
                  Principal Occupation  Director  Beneficial       Percent
Name              And Age               Since     Ownership        of Class

______________    ____________________  ________  _____________    ________

Bruce L. Franke   Oil and Gas and       1999      2000 shares        0.4%
                  Real Estate                     (Note 2)
                  Business
                  55 years

Ray A. Infantino  Retired Insurance     1999      16,800 shares     3.32%
                  Executive,                      (Note 3)
                  Management
                  Consultant, and
                  Investor
                  65 years

Patrick J. Moran  President of Moran    1999     69,228 shares     13.68%
                  Resources Company              (Note 4)
                  53 years

James R. Ukropina Of Counsel O'Melveny  1999     16,800 shares      3.32%
                  & Meyers, LLP,                 (Note 5)
                  Attorneys At Law,
                  Los Angeles,
                  California
                  64 years

Phelps C. Wood    President of Remdev   1999     2,000 shares        0.4%
                  Corporation (Business          (Note 6)
                  Consultating Services)
                  33 years

Phelps M. Wood    President of          1980     214,142 shares    42.33%
                  Tektest, Inc.                  (Note 7)
                  (Manufacturers of
                  Electronic Testing
                  Accessories)
                  66 years


TOTAL FOR SIX DIRECTORS		                   320,970	       63.45%

*The Corporation has only one outstanding class of stock, that being Common
Stock.

(1) The shares shown include shares of Common Stock of which each Director has the right to acquire beneficial ownership within sixty days pursuant to the Corporation's Directors Non-Qualified Stock Option Plan.

(2) Mr. Franke has been engaged in the oil and gas and real estate business and pipeline right-of-way maintenance business for over five years as a sole proprietor. Mr. Franke owns no shares of the Corporation beneficially. The Frost National Bank in Houston, Texas, as a trustee of a Trust for the benefit of Mr. Franke's mother owns 24,894 shares. While Mr. Franke has a remainder interest in that trust, he has no present beneficial ownership as currently he has no voting power, dispositive power or right to income from those shares. He has the option to acquire 2000 shares as described in Note 1.

(3) Mr. Infantino has been retired from his principal occupation as an insurance executive for more than five years. He now serves as a management consultant and individual investor. Of the 16,800 shares shown above which Mr. Infantino owns beneficially, 7,400 shares are owned by a contributory individual retirement account for the benefit of Mr. Infantino, and 7,400 shares are owned of record by Mr. Infantino as trustee of the Infantino Family Trust
    Under Agreement Dated October 3, 1990. Also included is the right to acquire 2000 shares as described in Note 1 above. Since January 25, 2002, Mr. Infantino has purchased 734 shares as Trustee for the Infantino Family Trust, but such shares are not included in the totals in the above table. Mr. Infantino is the Secretary and Treasurer of the Corporation.

(4) Mr. Moran has been President of Moran Resources Company, an oil and gas exploration and production company, for more than five years, and prior to that time was an attorney engaged in the private practice of law. Mr. Moran owns beneficially and directly the 69,228 shares shown above. In addition, Mr. Moran shares voting power as a co-trustee of the Moran Employee Trust which owns 6,286 shares. Mr. Moran disclaims any beneficial interest in those 6,286 shares. Mr. Moran is also a director for Seven J. Stock Farm, Inc.

(5) Mr. Ukropina is currently of counsel to the Los Angeles law firm of O'Melveny & Myers LLP and was previously a partner in that firm for more than five years. Mr. Ukropina owns the 16,800 shares shown above directly, including the option to acquire 2000 shares as described in Note 1 above. Mr. Ukropina is also a Director of Lockheed Martin Corporation, Pacific Life Insurance Company, Trust Company of the West, the W.M. Keck Foundation and IndyMac Bancorp.

(6) Phelps C. Wood is currently President and Sole Shareholder of Remdev Corporation, a company that provides strategy, marketing and business development consulting services. From December 2000 to May 2001,
    Mr, Wood was the Director of Product Management at LifeMinders, Inc.
    (now Cross Media Marketing), an online direct marketing company that provides personalized content and advertisements via email to a community of members. Mr. Wood was previously the Director of Product Management at eCoupons.com from October 1999 to December 2000 when eCoupons.com was acquired by LifeMinders, Inc. Prior to joining eCoupons.com, Mr. Wood worked as an independent consultant, providing strategy, business development and marketing advice to early-stage companies. From April 1998 to April 1999, Mr. Wood was a Senior Manager of corporate development with PointCast, Inc., an internet news provider. From August 1996 to April 1998, Mr. Wood worked as an Associate at Bank of America in the Technology Corporate Finance Group and the Mezzanine Investment Group. Mr. Wood owns no shares directly or beneficially, but he is a limited partner in PACW Limited, a limited partnership, owning 118,922 shares described in Note 7 hereafter. Mr. Wood has no voting power or dispositive power over the shares owned by PACW Limited, but his father, Phelps M. Wood, is a general partner and has sole voting power over those shares, as described in Note 7 hereafter. He has the option to acquire 2000 shares as described in Note 1 above.

(7) Phelps M. Wood is the President of Tektest, Inc., a manufacturer of electronic test accessories. As of January 25, 2002, Mr. Wood was the owner of 12,500 of the Corporation's shares. He and his wife, Beverly G. Wood, were the joint owners of an additional 600 shares.
    His wife also was the sole owner of record of 200 of the Corporation's shares. Mr. Wood as co-trustee of a trust settled by him and his wife has a beneficial interest in an additional 1,302 shares. An additional 2,060 shares are held in Individual Retirement Plan Accounts for the benefit of Mr. Wood and his wife, over which they have the power to direct investments. As trustee or co-trustee of three additional trusts, not settled by him, Mr. Wood has an indirect beneficial interest in another 76,558 shares. Mr. Wood also has an indirect beneficial interest in another 118,922 shares owned of record by PACW Limited, a Limited Partnership of which he is a partner and has sole voting power over such shares. Mr. Wood thus has a direct or indirect beneficial interest in a total of 212,142 shares, in addition to 2,000 shares he has the option to acquire within sixty (60) days pursuant to the Corporation's Directors Non-Qualified Stock Option Plan. Other members of Mr. Wood's family collectively have an interest in approximately 8,380 of the Corporation's shares. Mr. Wood disclaims any beneficial interest in these 8,380 shares.


THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL OF THE NOMINEES
                          PROPOSED FOR DIRECTOR.

Executive Officers and Directors:

There are no Executive Officers of the Corporation who are not also Directors and listed in the table above.

All Directors, nominees and officers as a group own 320,970 shares of the Corporation's common stock which constitute 63.45% of the stock outstanding.

The Board of Directors held five meetings including one telephonic meeting during the last fiscal year, and all incumbent Director nominees attended all meetings in person or through participation by telephonic conference call.

The principal occupations of the six nominees over the last five years are as set forth above and in the footnotes thereto. Mr. Phelps M. Wood is the father of Mr. Phelps C. Wood. Mr. Moran and Mr. Franke are first cousins. Other than those relationships, none of the nominees has a family relationship with any other officer or director of the Corporation.

There are no arrangements between any of the nominees for Director and any other persons pursuant to which any such nominee is proposed to be elected.

Section 16(a) Beneficial Ownership Reporting Compliance:

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors, executive officers and beneficial owners of more than ten percent of the Corporation's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission, and furnish copies thereof to the Corporation. Based solely on a review of the copies of such forms furnished to the Corporation and written representations from the individuals concerned, the Corporation believes that during 2001 all Section 16(a) filing requirements applicable to such persons were complied with.

Compensation:

No individual officer of the Corporation received compensation directly or through personal benefits in excess of $100,000, and the Corporation has no Chief Executive Officer or officer acting in a similar capacity. The aggregate direct compensation (exclusive of director's fees) of all officers of the Corporation, there being four persons in said group, amounted to $106,229 for the fiscal year ended December 31, 2001. This amount includes all salaries, commissions and bonuses received by all executive officers from the Corporation, and health insurance provided at the Corporation's expense. No executive officer received any securities, property, insurance benefits, reimbursements or personal benefits as additional compensation, other than as described herein. There are no compensation payments proposed to be made in the future pursuant to any plan arrangement to the executive officers. Director's fees of $8,500 were paid to each of the Directors.

The Corporation maintains the Directors Non-Qualified Stock Option
Plan, which was approved by the Stockholders at the Annual Meeting in 1995. That Plan provides for the granting of non-qualified stock options to the Directors each year. The exercise price of an option is the fair market value of a share on the date of the grant. In accordance with the terms of the Plan, options were granted to each of the Directors in each year from 1995 through 1998. No options were granted in 1999, but each director was granted the option to acquire an additional 500 shares in 2000 (1000 shares after adjustment for the stock dividend in 2001) and 1000 shares in 2001. A total of 50,000 shares are subject to the Plan as approved. The options are exercisable in full six months after the date of the grant and expire on May 15, 2005 unless earlier terminated in accordance with the provisions of the Plan. Options previously granted to all Directors are included in the beneficial ownership shown in the table under "Information Concerning Nominees".

The Corporation adopted a Stock Incentive Plan pursuant to which the Corporation's Board of Directors may issue stock awards to key employees and directors of the Corporation. The plan allows for stock options, stock appreciation rights, restricted stock, stock bonuses, performance share awards, dividend equivalents, or deferred payment rights.

The maximum number of shares of common stock that may be delivered under this plan shall not exceed 75,000 shares. The maximum number of shares of common stock that may be delivered pursuant to options qualified as incentive stock options granted under this plan is 45,000 shares. The maximum number of shares of common stock that may be delivered to nonemployee directors shall not exceed 20,000 shares. The maximum number of shares subject to those options and stock appreciation rights that are granted during any calendar year to any individual shall be limited to 15,000, and the maximum individual limit on the number of shares in the aggregate subject to all awards that during any calendar year are granted under this plan shall be 25,000. Each of these limits is subject to adjustment as set forth in the plan.

In April 2001, 2,000 incentive stock options were granted under this plan. These incentive stock options were granted with an exercise price equal to the stock's fair market value at the date of grant. These incentive stock options have a term of ten years and shall become exercisable in four annual installments.

Related Transactions

The Corporation has entered into an agreement with Remdev Corporation for it to provide services to the Corporation in connection with a strategic planning project undertaken by the Corporation. Remdev Corporation is wholly owned by Phelps C. Wood who also serves as its President.
Mr. Phelps C. Wood is a Director of the Corporation. The Corporation paid Remdev Corporation $21,666 in the fiscal year ending December 31, 2001 and has paid it an additional $20,835 in 2002 in connection with the project described above.

                               AUDIT COMMITTEE

In April 2001, the Board of Directors re-appointed Directors Ray A. Infantino, James R. Ukropina and Phelps C. Wood as members of the Audit Committee which had been established in 2000 pursuant to a written charter adopted by the Board during that year. Since the Corporation's securities are not listed on the New York Stock Exchange or the American Stock Exchange, nor are they quoted on NASDAQ, the listing standards of those entities including requirements as to the independence of audit committee members technically do not apply. However, the charter of the Audit Committee provides that the members should meet definitions of independence as set forth in such entities except one member of the committee may be appointed who does not otherwise meet any such definition of independence.
Phelps C. Wood was appointed as a member of the Audit Committee pursuant to this exception, as his father, Phelps M. Wood, is President and a compensated officer of the Corporation. Phelps C. Wood is not an officer of the Corporation. The Board determined that Phelps C. Wood has particularly favorable credentials in financial matters and that his presence on the Audit Committee would be a benefit to the Committee and the Board, and his relationship to the President of the Corporation should not interfere with his ability to participate as an independent and objective Committee member. The Audit Committee met twice during the year 2001 and all Audit Committee members participated in those two meetings. The Committee met on February 11, 2002, and again on March 14, 2002 and a report of the Committee following the March meeting follows (which is not to be deemed soliciting material nor is it deemed to be filed with the Securities and Exchange Commission or subject to Rule 14(a), other than is required by applicable regulation).

                           AUDIT COMMITTEE REPORT

The Audit Committee of Central Natural Resources, Inc. (the "Audit Committee") is composed of three Directors and operates under a written charter adopted by the Board of Directors. The charter was attached as an exhibit to the Proxy Statement sent to Stockholders March 20, 2001, with respect to the Annual Meeting of Stockholders held April 19, 2001. The members of the Audit Committee are Ray A. Infantino (Chairman),
James R. Ukropina, and Phelps C. Wood. The Audit Committee recommends to the Board of Directors, subject to Stockholder approval, the selection of KPMG, LLP as the Corporation's independent accountants.

Management is responsible for the Corporation's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with generally accepted auditing standards, and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with Management and with the independent accountants. Management has represented to the Audit Committee that the Corporation's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with Management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement of Auditing Standards No.
61 (Communication with Audit Committees).

The Corporation's independent accountants also provided to the Audit Committee the written disclosures required by Independent Standards Board Standard No. 1 (Independent Discussions With Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

Based upon the Audit Committee's discussions with Management and the independent accountants and the Audit Committee's review of representations of Management and the report of the independent accountants to the Audit Committee, the Audit Committee recommends that the Board of Directors include the audited consolidated financial statements in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001 to be filed with the Securities and Exchange Commission.

Dated March 14, 2002

Ray A. Infantino (Chairman)
James R. Ukropina
Phelps C. Wood

                              PROPOSAL II
             APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The firm of KPMG LLP has performed the annual audit of the Corporation's financial statements, provided the Corporation assistance in preparation of tax returns, and provided assistance in connection with various tax questions for the year ending December 31, 2001. A resolution will be presented to the meeting to appoint that firm, as independent public accountants, to examine the financial statements of the Corporation for the year ending December 31, 2002, and to perform other appropriate accounting services.

The aggregate fees paid by the Corporation to KPMG LLP for professional services for the year ended December 31, 2001 totaled $62,525. The breakdown of the fees is as follows:

Audit Fees - The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Corporation's annual financial statements for the year ended December 31, 2001 and the reviews of the condensed financial statements included in quarterly reports on Forms 10-Q for the year ended December 31, 2001 were $45,225.

Financial Information Systems Design and Implementation Fees - There were no fees billed for information technology services rendered by KPMG LLP during the year end December 31, 2001.

All Other Fees - The aggregate fees billed for all other services exclusive of the fees disclosed above rendered by KPMG LLP during the year ended December 31, 2001 were $17,300. These other services consisted primarily of preparation of federal and state income tax returns and other tax services.

The Audit Committee considered the fact that no information technology services were rendered during the year and also considered other non-audit services which were performed, and determined that no incompatibility resulted with maintaining the auditor's independence.

The Corporation has been advised by KPMG LLP that no member of the firm has any financial interest, either direct or indirect, in the Corporation, and during the past three years they have had no connections with the Corporation in any capacity other than that of public accountants. Representatives of that firm will not be present at the stockholders' meeting and thus will not have an opportunity to make a statement.

If the stockholders do not appoint KPMG LLP, the selection of independent public accountants will be reconsidered by the Board of Directors.

The affirmative vote of the holders of a majority of the outstanding common stock present and voting at the meeting will be required for approval of this proposal. The shares represented by the enclosed proxy will be voted in favor of the appointment of KPMG LLP, as above described, unless a contrary choice is specified on the enclosed proxy.

 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ABOVE PROPOSAL.


                       STOCKHOLDERS PROPOSALS

In order for a proposal of a stockholder to be presented at the Corporation's 2003 Annual Meeting of Stockholders, it must be received at the Corporation's principal office in Kansas City, Missouri no later than November 21, 2002, for inclusion in the 2003 Proxy Statement. A proposal of a stockholder to be presented at the Corporation's 2003 Annual Meeting of Stockholders without inclusion in the 2003 Proxy Statement should be received at the Corporation's principal office no later than February 3, 2003, to be timely, and if not received by that date proxies given to the Corporation may grant the Corporation discretionary authority to vote on such proposal.

                             OTHER MATTERS

While the Notice of Annual Meeting of Stockholders calls for transaction of such other business as may properly come before the meeting, or adjournments thereof, management has no knowledge of any matters to be presented for action by the stockholders at the meeting other than the above. The enclosed proxy gives discretionary authority, however, in the event that any additional matters should be presented.


                                      By Order of the Board of Directors

                                      /s/ Ray A. Infantino

Dated March 21, 2002                  Secretary

Secretary

THE ANNUAL REPORT FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION PROVIDES CERTAIN ADDITIONAL INFORMATION AND WILL BE AVAILABLE TO STOCKHOLDERS IN APRIL. A COPY OF THIS REPORT MAY BE OBTAINED WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF THE CORPORATION.

PROXY               CENTRAL NATURAL RESOURCES, INC.               PROXY

        127 W. 10th STREET, SUITE 666, KANSAS CITY, MISSOURI 64105

    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 18, 2002,
              SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints BRUCE L. FRANKE, RAY A. INFANTINO and PHELPS M. WOOD and each or any of them, proxies with power of substitution, to vote all stock of the undersigned at the ANNUAL MEETING OF CENTRAL NATURAL RESOURCES, INC., to be held April 18, 2002, and at any adjournments thereof, as described below.

1.  ELECTION OF DIRECTORS

[  ]  FOR all nominees listed below    [  ]  WITHHOLD AUTHORITY
      (except as marked to the               to vote for all nominees
      contrary below)                        listed below

     B.L. FRANKE, R.A. INFANTINO, P.J. MORAN, J.R. UKROPINA, P.C. WOOD,
     P.M. WOOD.

(Instruction: To withhold authority to vote for any individual nominee write that nominee's name of the space provided below.)

_______________________________________________________________________

2. PROPOSAL TO APPOINT KPMG LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE CORPORATION.

              [  ]  FOR      [  ]  AGAINST      [  ]  ABSTAIN

Name(s), address and number of shares of registered owner(s) appear on reverse side hereof.

PLEASE SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.


               SEE REVERSE SIDE FOR OTHER MATTERS TO BE VOTED ON


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1 and 2.


Signature(s) _______________________________________________________ , 2002
             Please sign exactly as name(s)        Month       Day
             appear(s) below; indicating
             official position or representa-
             tive capacity where applicable
             Show address change.